Exhibit 99.2
™Trademark of Trinseo PLC or its affiliates 1 Third Quarter 2023 Financial Results & Full-Year Outlook November 3, 2023

2 Introductions & Disclosure Rules Introductions • Frank Bozich, President & CEO • David Stasse, Executive Vice President & CFO • Andy Myers, Director of Investor Relations Disclosure Rules This press release may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like "expect," "anticipate," “believe,” "intend," "forecast," "outlook," "will," "may," "might," "see," "tend," "assume," "potential," "likely," "target," "plan," "contemplate," "seek," "attempt," "should," "could," "would" or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy, our current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to successfully implement proposed restructuring initiatives, including the closure of certain plants and product lines, and to successfully generate cost savings and increase profitability; our ability to successfully execute our business and transformation strategy; increased costs or disruption in the supply of raw materials; increased energy costs; compliance with laws and regulations impacting our business; conditions in the global economy and capital markets; our ability to meet the covenants under our existing indebtedness; our ability to successfully investigate and remediate chemical releases on or from our sites, make related capital expenditures, reimburse third-party cleanup costs or settle potential regulatory penalties or other claims; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US (“GAAP”) including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results and liquidity position of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. We have provided a reconciliation of these measures to the most comparable GAAP metric alongside of the respective measure or otherwise in the Appendix section and in the accompanying press release.

3 Summary Q3 2023 Results • Net loss from continuing operations of $38 million and Adjusted EBITDA* of $41 million; net loss included a $14 million charge related to the Company’s PMMA sheet optimization and Corporate restructuring initiatives • Adjusted EBITDA* of $41 million was $78 million higher than prior year * See Appendix for a reconciliation of non-GAAP measures Cash Generation & Liquidity • Q3 cash provided by operations of $29 million led to Free Cash Flow* of $16 million – included a working capital release of $52 million • Q3 ending cash balance of $279 million with $216 million of additional available liquidity under two undrawn, committed financing facilities 2023 Outlook • Net loss from continuing operations of $509 million to $499 million and Adjusted EBITDA* of $175 million to $185 million • Cash from operations of approximately $165 million and Free Cash Flow* of approximately $75 million • No market demand improvement expected through the end of the year Key Initiatives • Successfully refinanced $1.1B of 2024 and 2025 debt, extending maturities to 2028 • Announced the closure of the Terneuzen, the Netherlands styrene plant, which when combined with other recently announced restructuring actions and lower natural gas hedge losses is expected to result in sequential profitability improvement of approximately $100 million in 2024 • Continued focus on growth programs including products containing recycled or bio-based materials, where Q3 year-to-date sales volume was up 10%

4 Actions to Improve Profitability Prior Asset Restructuring (announced 2022) • Closure of the Boehlen, Germany styrene plant • Closure of one polycarbonate production line in Stade, Germany • Consolidation of the PMMA sheet manufacturing site in Matamoros, Mexico into Florence, Kentucky • Capacity reduction of SB latex at the Hamina, Finland site Recent Asset and Cost Restructuring • Closure of the Terneuzen, the Netherlands styrene plant • Further optimization of PMMA sheet network including the consolidation of two plants in Europe • Cost savings including headcount and other reductions 2023 to 2024 Tailwinds • $100MM – recent asset and cost restructuring and natural gas hedges • $22MM – unfavorable net timing in 2023 • $14MM – fixed cost under-absorption in 2023 Improving Mix by Investing in Specialty and Sustainable Offerings Specialty Commodity Percent Variable Margin Specialty vs Commodity 2016 2017 2018 2019 2020 2021 2022 2023F Variable Margin ($) Specialty Commodity 93% 91% 90% 84% 84% 82% 72% 70% 8% 9% 10% 16% 15% 18% 28% 30% 2016 2017 2018 2019 2020 2021 2022 2023F NOTE: Specialty includes Rigid Compounds, PMMA Resins, Continuous PMMA Sheets, TPE, and Latex Binders for CASE and Battery applications Variable Margin

5 Sustainability Highlight: Polycarbonate Dissolution Enables Closed-loop Recycling Of Current End-of-life Plastics End-of-life plastic from mixed-waste stream Polymer extracted via dissolution process PC resin made from recycled polymer on par with virgin PC New consumer product made from fully-recycled PC Quality on par with virgin PC while containing less residual BPA, expanding potential applications Enables closed-loop circular material partnerships with automotive, electronics and other consumer goods customers while reducing CO2 emissions Permits use of lower-value waste as feedstock resulting in raw material cost savings Trinseo’s advanced physical recycling technology enables the recovery of end-of-life plastics from a mixed-waste stream that cannot be reused via mechanical recycling methods Advantages

6 Q3 2023 Sales and Volume Summary Net sales in $millions Volume variances exclude Feedstocks segment Europe • Year-over-year decrease in building & construction and durables • Sequential decrease across all applications due to seasonality U.S. • Lower year-over-year demand and destocking in building & construction and consumer durables • Automotive demand roughly flat year-over-year including small impact from UAW strike Asia • Higher year-over-year demand for most applications following Covid lockdowns in prior year • Sequential increase across all segments Europe 446 U.S. 222 Asia-Pacific 178 Rest of World 33 Net Sales Global $879 Sales Volume YoY: (7%) Sales Volume YoY: (13%) Sales Volume YoY: +8% Sales Volume YoY: (13%)

Trinseo Q3 2023 Financial Results*

Net Sales & Net Income ($MM)


Q3'23
Q3'22
$879
$1,178
($38)
($118)
Net Sales
Net Income

EPS ($)


Q3'23
Q3'22
($1.09)
($3.35)
($1.03)
($2.91)
Diluted EPS
Adj EPS**

Adjusted EBITDA ($MM)**


$41
($37)
Q3'23
Q3'22

Net Sales	Vol	Price	FX	Total
	(8%)	(20%)	3%	(25%)

- Volumes declined from prior year from general market weakness; improved profitability driven by higher styrene and polycarbonate margins, including benefits from polycarbonate restructuring
- Q3 results included unfavorable pre-tax impacts of $15 million from an unplanned styrene outage, $11 million from natural gas hedge losses and $4 million from net timing

*From continuing operations; ** See Appendix for a reconciliation of non-GAAP measures

7

8 Engineered Materials • Lower demand, particularly in consumer electronics, building & construction and wellness applications, more than offset by higher margin from lower raw material costs • Results included unfavorable impacts of $7 million from natural gas hedging and $6 million from net timing • Lower demand, particularly in consumer electronics, building & construction and wellness applications, more than offset by higher margin from lower raw material costs • Results included unfavorable impacts of $7 million from natural gas hedging and $6 million from net timing $186 $243 Q3'23 Q3'22 Net Sales ($MM) Vol Price FX Total (10%) (15%) 2% (23%) $5 $8 Q3'23 Q3'22 Adjusted EBITDA ($MM) 47 50 Q3'23 Q3'22 Volume (kt)

9 • Lower year-over-year volumes particularly in paper and board applications including continued destocking • Lower Adjusted EBITDA due to $9 million unfavorable net timing variance; lower sales volume was offset by pricing initiatives and lower fixed costs • CASE volumes declined by only 2% versus prior year from lower demand in building & construction applications, showing better demand resilience in comparison to other applications • Lower year-over-year volumes particularly in paper and board applications including continued destocking • Lower Adjusted EBITDA due to $9 million unfavorable net timing variance; lower sales volume was offset by pricing initiatives and lower fixed costs • CASE volumes declined by only 2% versus prior year from lower demand in building & construction applications, showing better demand resilience in comparison to other applications Latex Binders $222 $341 Q3'23 Q3'22 Net Sales ($MM) $23 $31 Q3'23 Q3'22 Adjusted EBITDA ($MM) 112 132 Q3'23 Q3'22 Volume (kt) Vol Price FX Total (15%) (21%) 2% (35%)

10 Plastics Solutions • Steady year-over-year volumes with higher automotive demand offset by continued weakness in building & construction and consumer durables • Significant earnings improvement primarily from lower polycarbonate costs, including impacts from previously announced restructuring actions in Stade, Germany • Steady year-over-year volumes with higher automotive demand offset by continued weakness in building & construction and consumer durables • Significant earnings improvement primarily from lower polycarbonate costs, including impacts from previously announced restructuring actions in Stade, Germany $246 $293 Q3'23 Q3'22 Net Sales ($MM) $22 ($15) Q3'23 Q3'22 Adjusted EBITDA ($MM) 100 100 Q3'23 Q3'22 Volume (kt) Vol Price FX Total (2%) (18%) 3% (16%)

11 Polystyrene • Lower volume and margin due to weaker demand, particularly in building & construction applications • Rising European styrene prices during the quarter led to delayed polystyrene purchases • 35% year-to-date increase in sales volume of recycled-content-containing polystyrene with a significant margin premium • Lower volume and margin due to weaker demand, particularly in building & construction applications • Rising European styrene prices during the quarter led to delayed polystyrene purchases • 35% year-to-date increase in sales volume of recycled-content-containing polystyrene with a significant margin premium $175 $248 Q3'23 Q3'22 Net Sales ($MM) $9 $19 Q3'23 Q3'22 Adjusted EBITDA ($MM) 118 124 Q3'23 Q3'22 Volume (kt) Vol Price FX Total (7%) (25%) 3% (29%)

12 $19 $23 Q3'23 Q3'22 Adjusted EBITDA ($MM) Feedstocks & Americas Styrenics FEEDSTOCKS AMERICAS STYRENICS • Current year results include a $15 million unfavorable impact from the unplanned Terneuzen styrene plant outage • $27 million positive net timing variance versus prior year • Current year results include a $15 million unfavorable impact from the unplanned Terneuzen styrene plant outage • $27 million positive net timing variance versus prior year • Lower polystyrene margins partially offset by higher styrene margins ($19) ($78) Q3'23 Q3'22 Adjusted EBITDA ($MM)

13 Implementing Cash Improvement Initiatives while Extending Debt Maturities $115 $733 $447 $660 $385 $1,077 2023 2024 Term Loan 2025 Senior Notes 2026 2027 2028 Term Loan 2029 Senior Notes May April $1,045** moved to 2028 $115 remaining due in Sep 2025 Extended Debt Maturities ($MM) Working Capital Reductions Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Inventory (kT) • $157MM of cash provided by working capital reductions Q3 YTD with essentially all from improvement initiatives • Inventory quantity down 26% since Q2’22 Down 26% $279 $120 $96 Revolving Credit Facility AR Securitization Cash On Hand $495MM Combined Cash and Availability under Committed Facilities Cash and Borrowing Facilities as of September 30, 2023* ($MM) * 2026 Revolving Credit Facility available funds of $95.7 million (net of $16.8 million outstanding letters of credit), as well as the Accounts Receivable Securitization Facility with borrowing capacity of $120.4 million ** Net of unamortized original issue discount of $32 million

14 Q4 and FY 2023 Earnings Guidance *For the definition of Adjusted EBITDA, refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated November 3, 2023 Full Year 2023 Net loss from continuing operations of $509 million to $499 million and Adjusted EBITDA* of $175 million to $185 million • Includes $22 million of Q3 YTD unfavorable net timing • Below prior outlook due to unfavorable net timing and styrene-related impacts in Q3 as well as a more pronounced seasonality impact in Q4 Q4 2023 Similar sequential profitability despite Q4 seasonality • Improved Europe styrene economics including the impact of a partial-quarter closure of the Terneuzen styrene plant; partially offset by lower styrene margin at AmSty • Lower sequential profitability in Plastics Solutions, from UAW strike and higher raw material costs

15 FY 2023 Cash Flow Guidance *See Appendix for a reconciliation of non-GAAP measures Cash from Operations of approximately $165 million and Free Cash Flow* of approximately $75 million • Capital Expenditures: $90 million • Cash Interest: $175 million • Cash Taxes: $30 million • Restructuring: $40 million • Turnarounds: $10 million • Working capital release of ~$250 million

16 Appendix

17 (in $millions, unless noted) Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 2020 2021 2022 Engineered Materials 12 10 13 16 16 43 53 58 60 60 50 41 46 50 47 51 170 212 Latex Binders 135 115 133 131 137 139 141 135 132 138 132 117 112 117 112 514 553 520 Plastics Solutions 131 101 139 140 143 142 135 128 134 120 100 102 109 105 100 511 548 457 Polystyrene 152 171 163 160 163 150 154 145 165 141 124 134 129 122 118 645 612 564 Feedstocks 72 50 59 66 65 54 49 55 46 54 37 24 38 36 40 247 223 162 Trade Volume (kt) 502 447 507 513 525 528 532 521 539 514 444 418 434 429 416 1,968 2,106 1,915 Engineered Materials 48 38 50 60 66 181 231 277 295 301 243 205 206 206 186 195 755 1,044 Latex Binders 219 165 183 200 251 311 316 306 307 354 341 255 248 254 222 767 1,183 1,256 Plastics Solutions 257 151 240 269 329 397 393 379 396 362 293 271 290 272 246 918 1,498 1,323 Polystyrene 183 156 167 193 267 313 275 264 318 312 248 216 209 193 175 699 1,119 1,093 Feedstocks 56 24 39 47 73 71 55 73 70 97 53 28 43 37 50 166 272 249 Net Sales 763 534 679 768 986 1,274 1,269 1,298 1,387 1,426 1,178 975 996 963 879 2,745 4,827 4,966 Engineered Materials 8 5 9 12 8 28 33 26 35 34 8 (5) (12) 12 5 35 95 72 Latex Binders 21 16 19 21 17 32 37 20 30 29 31 20 26 25 23 77 106 111 Plastics Solutions 27 (12) 40 50 65 82 88 79 69 46 (15) (9) 26 25 22 106 314 91 Polystyrene 11 15 20 33 47 51 51 33 45 23 19 12 16 6 9 79 183 99 Feedstocks (17) (4) 10 14 46 40 (28) (25) 4 14 (78) (16) (11) (7) (19) 3 34 (75) Americas Styrenics 10 14 18 25 23 30 17 22 22 39 23 18 18 13 19 67 93 102 Corporate (22) (17) (16) (26) (22) (24) (25) (24) (27) (21) (24) (16) (26) (17) (17) (82) (96) (88) Adjusted EBITDA* 38 17 101 130 184 239 173 133 178 164 (37) 6 36 57 41 285 729 312 Adj EBITDA Variance Analysis Net Timing** Impacts - Fav/(Unfav) Engineered Materials (0) (1) 0 1 1 1 (0) 0 (0) 0 (1) (3) (7) (9) (6) 0 2 (3) Latex Binders (3) (2) (1) 0 (16) 3 2 (2) 3 (3) 7 (1) (0) (0) (2) (5) (13) 6 Plastics Solutions (1) (15) 2 3 5 (1) (1) 8 11 10 (1) (2) (2) (1) (1) (11) 11 17 Polystyrene (4) (3) 1 6 5 1 0 1 5 7 (6) (4) 1 (2) 2 (1) 6 1 Feedstocks (7) (8) 2 15 14 0 (2) 1 13 19 (23) (8) 6 (4) 4 1 13 1 Net Timing** Impacts - Fav/(Unfav) (15) (28) 3 25 8 5 (1) 7 32 33 (24) (19) (2) (16) (4) (16) 19 21 *See this Appendix for a reconciliation of non-GAAP measures **Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price. Selected Segment Information

US GAAP to Non-GAAP Reconciliation

TRINSEO.

(in $millions, unless noted)	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	2020	2021	2022
Net Income (Loss)	(36.3)	(128.4)	105.8	66.7	71.5	151.6	93.1	123.8	16.7	37.4	(119.8)	(365.3)	(48.9)	(349.0)	(38.4)	7.9	440.0	(430.9)
Net Income (Loss) from discontinued operations	33.1	(154.2)	65.6	0.5	5.7	18.6	13.7	122.4	(0.4)	0.3	(1.9)	(1.0)	-	-	-	(54.8)	160.4	(2.9)
Net Income (Loss) from continuing operations	(69.4)	25.8	40.2	66.2	65.8	133.0	79.4	1.4	17.1	37.1	(117.9)	(364.3)	(48.9)	(349.0)	(38.4)	62.7	279.6	(428.0)
Interest expense, net	10.3	11.7	10.0	11.6	12.0	21.6	23.0	22.8	21.9	25.4	30.4	35.3	38.3	40.2	46.6	43.6	79.4	112.9
Provision for (benefit from) income taxes	42.3	(53.0)	26.9	26.5	20.1	23.3	5.5	22.0	22.6	30.8	(12.1)	(83.0)	(16.7)	(25.1)	(17.7)	42.7	70.9	(41.6)
Depreciation and amortization	24.2	24.3	21.2	22.8	23.1	38.1	49.8	56.4	53.0	48.1	45.9	89.8	56.0	52.5	38.2	92.6	167.5	236.9
EBITDA	7.4	8.8	98.3	127.1	121.0	216.0	157.7	102.6	114.6	141.4	(53.7)	(322.2)	28.7	(281.4)	28.7	241.6	597.4	(119.8)
Other items	18.7	3.0	2.6	1.2	2.1	4.8	0.7	12.0	23.4	22.1	14.8	11.0	3.6	2.6	7.2	25.5	19.5	71.2
Restructuring and other charges	1.8	5.4	(0.1)	(1.5)	0.3	6.3	0.2	2.2	0.4	(1.5)	-	17.0	3.7	1.5	13.8	5.6	9.0	15.9
Net gain on disposition of businesses and assets	(0.4)	-	-	-	(0.2)	-	-	(0.4)	(0.3)	(1.5)	-	-	-	(16.3)	(9.3)	(0.4)	(0.6)	(1.8)
Acquisition transaction and integration net costs	0.1	(0.4)	-	9.4	6.0	43.2	13.6	12.5	3.2	2.7	0.4	0.4	-	0.1	-	9.1	75.3	6.6
Acquisition purchase price hedge loss (gain)	-	-	-	(7.3)	55.0	(33.0)	-	-	-	-	-	-	-	-	-	(7.3)	22.0	-
European Commission request for information	-	-	-	-	-	-	-	-	35.6	-	-	0.6	-	-	-	-	-	36.2
Goodwill impairment charges	-	-	-	-	-	-	-	-	-	-	-	297.1	-	349.0	-	-	-	297.1
Asset impairment charges or write-offs	10.3	-	-	0.7	-	1.8	1.2	3.8	0.7	1.3	1.9	2.4	0.3	1.3	0.5	11.0	6.8	6.3
Adjusted EBITDA	37.9	16.8	100.8	129.6	184.2	239.1	173.4	132.7	177.6	164.5	(36.6)	6.3	36.3	56.8	40.9	285.1	729.4	311.7
Adjusted EBITDA to Adjusted Net Income																		
Adjusted EBITDA	37.9	16.8	100.8	129.6	184.2	239.1	173.4	132.7	177.6	164.5	(36.6)	6.3	36.3	56.8	40.9	285.1	729.4	311.7
Interest expense, net	10.3	11.7	10.0	11.6	12.0	21.6	23.0	22.8	21.9	25.4	30.4	35.3	38.3	40.2	46.6	43.6	79.4	112.9
Provision for (benefit from) income taxes - Adjusted	47.6	(54.7)	26.8	25.3	26.1	33.5	24.7	24.4	25.6	25.7	(9.6)	(18.8)	(20.0)	34.8	(18.6)	44.9	108.7	22.8
Depreciation and amortization - Adjusted	23.0	23.0	21.2	22.8	23.0	37.4	46.1	52.9	50.9	47.2	45.1	49.9	53.3	49.5	49.2	90.1	159.3	193.1
Adjusted Net Income (Loss)	(43.0)	36.8	42.8	69.9	123.1	146.6	79.6	32.6	79.3	66.2	(102.5)	(60.1)	(35.3)	(67.7)	(36.3)	106.5	382.0	(17.1)
Wtd Avg Shares - Diluted (000)	*38,632*	*38,289*	*38,421*	*38,954*	*39,479*	*39,647*	*39,517*	*39,483*	*38,139*	*36,996*	*35,176*	*34,974*	*35,032*	*35,153*	*35,191*	*38,581*	*39,573*	*35,941*
Adjusted EPS - Diluted ($)	*(1.11)*	*0.96*	*1.11*	*1.79*	*3.12*	*3.70*	*2.01*	*0.83*	*2.08*	*1.79*	*(2.91)*	*(1.72)*	*(1.01)*	*(1.92)*	*(1.03)*	*2.76*	*9.65*	*(0.48)*
Adjustments by Statement of Operations Caption																		
Cost of sales	-	-	-	-	-	*10.1*	*3.5*	*3.5*	-	-	-	-	-	*1.2*	*0.4*	*0.0*	*17.1*	*0.0*
SG&A	*20.6*	*8.4*	*1.5*	*9.7*	*8.4*	*39.7*	*13.5*	*23.2*	*27.0*	*22.9*	*16.0*	*28.4*	*7.3*	*(12.1)*	*15.4*	*40.2*	*84.8*	*94.3*
Impairment and other charges	*10.3*	-	-	*0.7*	-	*1.8*	*1.2*	*3.8*	*36.3*	*1.3*	*1.9*	*300.1*	*0.3*	*349.1*	-	*11.0*	*6.8*	*339.6*
Acquisition purchase price hedge (gain) loss	-	-	-	*(7.3)*	*55.0*	*(33.0)*	-	-	-	-	-	-	-	-	-	*(7.3)*	*22.0*	*0.0*
Other expense (income), net	*(0.4)*	*(0.4)*	*1.0*	*(0.6)*	*(0.2)*	*4.5*	*(2.5)*	*(0.4)*	*(0.3)*	*(1.1)*	*(0.8)*	-	-	-	*(3.6)*	*(0.4)*	*1.4*	*(2.2)*
Total EBITDA Adjustments	*30.5*	*8.0*	*2.5*	*2.5*	*63.2*	*23.1*	*15.7*	*30.1*	*63.0*	*23.1*	*17.1*	*328.5*	*7.6*	*338.2*	*12.2*	*43.5*	*132.1*	*431.7*
Free Cash Flow Reconciliation																		
Cash provided by (used in) operating activities	(5.8)	81.6	51.9	127.6	51.0	(21.0)	208.2	214.4	(5.0)	(83.0)	97.6	33.9	45.4	56.5	29.3	255.4	452.7	43.5
Capital expenditures	(24.3)	(23.8)	(12.7)	(21.4)	(12.6)	(19.7)	(35.7)	(55.4)	(24.8)	(31.5)	(38.5)	(54.2)	(21.8)	(13.8)	(13.5)	(82.3)	(123.5)	(149.0)
Free Cash Flow	(30.1)	57.8	39.2	106.2	38.4	(40.7)	172.5	159.0	(29.8)	(114.5)	59.1	(20.3)	23.6	42.7	15.8	173.1	329.2	(105.5)

NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income to Adjusted EBITDA and to Adjusted Net Income, refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated November 3, 2023. Totals may not sum due to rounding.

18

19 Year Ended (In $millions, unless noted) Dec 31, 2023 Adjusted EBITDA 175 - 185 Interest expense, net (185) Provision for income taxes 54 Depreciation and amortization (195) Reconciling items to Adjusted EBITDA(1) (358) Net Income (loss) from continuing operations (509) - (499) Reconciling items to Adjusted Net Income (Loss) (1) 297 Adjusted Net Income (Loss) (212) - (202) Weighted avg shares - diluted (MM) 35.1 EPS - diluted ($) (14.49) - (14.20) Adjusted EPS ($) (6.03) - (5.75) Year Ended Dec 31, 2023 Cash From Operations 165 Capital Expenditures (90) Free Cash Flow 75 US GAAP to Non-GAAP Reconciliation Profitability Outlook Cash Outlook (1) Reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) are not typically forecasted by the Company based on their nature as being primarily driven by transactions that are not part of the core operations of the business and, as a result, cannot be estimated without unreasonable cost or uncertainty. For potential reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) during 2023 are not reflected. NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income (Loss) to Adjusted EBITDA and to Adjusted Net Income (Loss), refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated November 3, 2023. Totals may not sum due to rounding.